Exhibit 99.1
WVT COMMUNICATIONS REPORTS FINANCIAL RESULTS FOR THE YEAR ENDED 2007
(WARWICK, NY, March 20, 2008) Warwick Valley Telephone Company (the "Company", "WVT Communications") (NASDAQ: WWVY) announced today its financial results for the twelve months ended December 31, 2007. The Company increased its net income by 37% to $5,493,000 from $3,997,000 for the twelve-month period over the same period in 2006 as compared to a decrease in net income by 23% to $3,997,000 from $5,170,000 for the twelve-month period over the same period in 2005. The Company’s net income for the twelve-month period in 2006 included $611,000 derived from the sale of an investment. That income did not recur in 2007. If it is excluded from the net income for the twelve months of 2006, the Company’s net income for the comparable twelve-month period in 2007 increased by 53% over 2006.
Operating revenues decreased 5% from $25,236,000 to $24,042,000 for the twelve months ended December 31, 2007 compared to the same period in the prior year and decreased 8% from $27,342,000 to $25,236,000 for the twelve months ended December 31, 2006 compared to the same period in the prior year. While revenues have continued to decline compared to last year, the rate of decline has been somewhat lessened. The Company also extended the footprint of its video services and added High Definition TV during the year.
As a result of aggressive cost controls, operating expenses decreased a significant 13% from $29,030,000 to $25,140,000 for the twelve months ended December 31, 2007 and decreased 4% from $30,289,000 to $29,030,000 for the twelve months ended December 31, 2006 compared to the same periods in the prior year. These decreases derived largely from greater oversight of outside vendors and through improved operating efficiencies.
The Company has a long history in successful deployments of new technology. WVT Communications was one of the first rural telephone companies to install digital switching, to offer Internet access as an Internet Service Provider (ISP), and to offer video service as an alternative to cable TV companies. The Company has continued to invest in its operations to gain enhanced operating efficiencies and to enable the introduction of new services to our customers. During 2007, the Company upgraded its core network with new technology. The Company has continued to deploy capital to extend video services and higher speed broadband Internet to a greater number of our customers.
Commenting on the year end results, Duane Albro, the President and CEO, said, “2007 was a milestone year for our company as we delivered improvement in net income and the overall efficiency of the business. Our results were principally due to the diligence of our employees in the execution of our business plan. The focus during the year has been to continue our aggressive control of expenses in order to improve our operating margin, lower our cost structure to enhance our competitiveness, and to position our infrastructure and products for increased marketing and sales in 2008. We remain firmly committed to creating value for our shareholders by the successful planning and deployment of the above initiatives. We also remain committed to expansion of our Competitive Local Exchange Carrier (CLEC) activities through either building or acquiring the capability. WVT Communications continues to demonstrate that it is a great company with great customers and great employees...with a solid plan for growth.”
About WVT Communications
WVT Communications is a leading voice, Internet, video and wireless provider servicing consumers and businesses in the lower Hudson Valley of New York and New Jersey. Additional information about the Company is available at www.wvtc.com.

Forward-looking Statements
This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These include statements concerning expectations, estimates, and projections about the industry, management beliefs and assumptions of Warwick Valley Telephone Company. (“Warwick”, “we”, “us”, or ‘our”). Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast. Therefore, our actual results may materially differ from those expressed or forecasted in any such forward-looking statements. When considering these risks, uncertainties and assumptions, you should keep in mind the cautionary statements elsewhere in this report and in any documents incorporated herein by reference. New risks and uncertainties arise from time to time and we cannot predict those events or how they may affect us. For a more detailed discussion of the risks and uncertainties that may affect Warwick’s operating and financial results and its ability to achieve its financial objectives, interested parties should review the “Risk Factors” sections in Warwick’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2007. We undertake no obligation to publicly update any forward –looking statements, whether as a result of new information, future events or otherwise.
Contact:
WVT Communications
Kenneth H. Volz,
Executive Vice President, Chief Financial Officer and Treasurer
845-986-8080

WARWICK VALLEY TELEPHONE COMPANY
CONSOLIDATED STATEMENTS OF INCOME

	For the Years Ended December 31,
	2007	2006	2005
	($ in thousands except share
	and per share amounts)
Operating Revenues:
Local network service	$3,367	$3,550	$3,903
Network access service	8,150	8,648	9,711
Long distance services	3,618	3,498	3,586
Directory advertising	1,325	1,348	1,390
Online services	5,733	6,223	6,734
Other services and sales	1,849	1,969	2,018

Total operating revenues	24,042	25,236	27,342

Operating Expenses:
Plant specific	4,415	5,388	4,911
Plant non-specific:
Depreciation & amortization	5,252	5,407	5,652
Other	2,932	3,531	3,561
Customer operations	4,232	4,164	4,460
Corporate operations	5,750	8,153	8,717
Cost of services and sales	1,341	1,199	1,578
Property, revenue and payroll taxes	1,218	1,188	1,410

Total operating expenses	25,140	29,030	30,289

Operating (loss) income	(1,098)	(3,794)	(2,947)
Other Income (Expenses):
Interest income (expense), net	(213)	(30)	(210)
Income from equity method investments, net	9,651	9,367	10,638
Gain on sale of investment	—	611	889
Loss on write-down of investment	—	—	(705)
Other income (expense), net	(52)	(117)	291

Total other income	9,386	9,831	10,903

Income before income taxes	8,288	6,037	7,956
Income Taxes	2,795	2,040	2,786

Net Income	5,493	3,997	5,170
Preferred Dividends	25	25	25

Income Applicable to Common Stock	$5,468	$3,972	$5,145

Basic & Diluted Earnings per Share of Outstanding Common Stock	$1.02	$0.74	$0.96

Weighted Average Shares of Common Stock Outstanding	5,351,780	5,351,780	5,359,862

WARWICK VALLEY TELEPHONE COMPANY
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2007	2006
	($ in thousands except share
	and per share amounts)
ASSETS
Current Assets:
Cash and cash equivalents	$5,849	$12,296
Accounts receivable — net of allowance for uncollectibles — $214 and $107 in 2007 and 2006, respectively	3,067	4,121
Other accounts receivable	152	262
Materials and supplies	1,591	957
Prepaid expenses	769	695
Deferred income taxes	119	228

Total Current Assets	11,547	18,559

Property, plant and equipment, net	35,791	37,087
Unamortized debt issuance costs	65	77
Other deferred charges	762	814
Investments	8,276	3,733
Other assets	210	179

Total Assets	$56,651	$60,449

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$940	$1,013
Current maturities of long-term debt	1,519	1,519
Advance billing and payments	234	251
Customer deposits	116	128
Accrued taxes	80	1,221
Pension and post retirement benefit obligations	929	1,435
Other accrued expenses	1,830	2,199

Total Current Liabilities	5,648	7,766

Long-term debt, net of current maturities	5,695	7,214
Deferred income taxes	3,334	4,490
Long-term income taxes payable	640	—
Other liabilities and deferred credits	591	624
Pension and postretirement benefit obligations	4,324	7,583

Total Liabilities	20,232	27,677

Shareholders’ Equity
Preferred Shares — $100 par value; authorized and issued shares of 5,000; $0.01 par value authorized and unissued shares of 10,000,000;	500	500
Common stock — $0.01 par value; authorized shares of 10,000,000 issued 5,985,463 shares	60	60
Treasury stock — at cost, 633,683 common shares	(4,748)	(4,748)
Additional paid in capital	3,487	3,487
Accumulated other comprehensive loss	(875)	(3,554)
Retained earnings	37,995	37,027

Total Shareholders’ Equity	36,419	32,772

Total Liabilities and Shareholders’ Equity	$56,651	$60,449